Exhibit 4.1

                                                                  EXECUTION COPY


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                    THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                       and


                              THE BANK OF NEW YORK

                                     Trustee

                           --------------------------


                          Third Supplemental Indenture


                           Dated as of March 13, 2003


            to the Senior Debt Indenture dated as of October 20, 2000




                          ----------------------------


                   Creating a series of Securities designated


                     4.50% Convertible Senior Notes Due 2023



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                                TABLE OF CONTENTS

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                                                                                                 Page


                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

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Section 1.01.   Definitions.......................................................................1

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.   Creation of Series; Establishment of Form.........................................6

Section 2.02.   Optional Redemption by the Company................................................8

Section 2.03.   Purchase at the Option of the Holder Upon a Fundamental Change...................10

Section 2.04.   Purchase of Notes at the Option of the Holder....................................12

Section 2.05.   Further Conditions and Procedures for Purchase at the Option of the
                Holder Upon a Fundamental Change and Purchase of Notes at the Option
                of the Holder....................................................................15

Section 2.06.   Conversion of Notes..............................................................20

Section 2.07.   Adjustments to Conversion Rate...................................................22

Section 2.08.   Miscellaneous Provisions Relating to Conversion..................................24

Section 2.09.   Interest.........................................................................28

Section 2.10.   Tax Treatment of Notes...........................................................29

Section 2.11.   Payment of Principal or Interest.................................................29

                                    ARTICLE 3

                                GLOBAL SECURITIES

Section 3.01.   Form.............................................................................31

Section 3.02.   Transfer.........................................................................32

Section 3.03.   Restricted Securities Legend.....................................................33

Section 3.04.   Individual Notes.................................................................33

                                    ARTICLE 4

                                    REMEDIES

Section 4.01.   Additional Events of Default.....................................................34

Section 4.02.   Acceleration of Maturity; Rescission and Annulment...............................35

                     ARTICLE 5

              DISCHARGE OF SUPPLEMENTAL INDENTURE

Section 5.01.   Discharge of Supplemental Indenture..............................................35

Section 5.02.   Reinstatement....................................................................36

Section 5.03.   Officers' Certificate; Opinion of Counsel........................................36

                                    ARTICLE 6

                      WAIVER, MODIFICATIONS AND AMENDMENTS

Section 6.01.   Waiver...........................................................................36

Section 6.02.   Amendments.......................................................................37

                                    ARTICLE 7

                                     RANKING

Section 7.01.   Senior in Right of Payment.......................................................38

                                    ARTICLE 8

                                  MISCELLANEOUS

Section 8.01.   Integral Part....................................................................38

Section 8.02.   Adoption, Ratification and Confirmation..........................................38

Section 8.03.   Counterparts.....................................................................38

Section 8.04.   Governing Law....................................................................38

Section 8.05.   Conflict of Any Provision of Indenture with Trust Indenture Act of
                1939.............................................................................38

Section 8.06.   Effect of Headings...............................................................38

Section 8.07.   Severability of Provisions.......................................................38

Section 8.08.   Successors and Assigns...........................................................38

Section 8.09.   Benefit of Indenture.............................................................39

Section 8.10.   Acceptance by Trustee............................................................39

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                  THIRD SUPPLEMENTAL INDENTURE, dated as of March 13, 2003,
between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation, and THE BANK OF NEW YORK, a New York banking corporation, as trustee.

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Debt Indenture, dated as of October 20, 2000 (the "Base Indenture"), providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Base Indenture;

                  WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

                  WHEREAS, Section 3.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

                  WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") to supplement the Base Indenture insofar as it will apply only to a series of 4.50% Convertible Senior Notes Due 2023 (the "Notes") issued hereunder (and not to any other series); and

                  WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the holders thereof (each such holder of Notes, a "Holder"), it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01. Definitions. For all purposes of the Indenture relating to the series of Securities (consisting of the Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

         (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

         (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (5) the word "including" (and with correlative meaning "include") means including, without limiting the generality of, any description preceding such term; and

         (6) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

                  "Business Day" means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. If any Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day as if made on the date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be, to the date of that payment on the next succeeding Business Day.

                  "Cash" has the meaning provided in Section 2.05(6).

                  "Closing Date" means the date of this Supplemental Indenture.

                  "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

                  "Common Stock" means the Company's Common Stock, par value $.10 per share.

                  "Company Notice" has the meaning provided in Section 2.05(1).

                  "Company Notice Date" has the meaning provided in Section 2.05(1).

                  "Contingent Interest Record Date" has the meaning provided in paragraph 5 of the Notes.

                  "Continuing Director" means a director who either was a member of the Company's Board of Directors on the date of the final offering memorandum relating to the Notes or who becomes a director of the Company subsequent to such date and whose election, appointment or nomination for election by the Company's stockholders, is duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                  "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

                  "Conversion Date" has the meaning provided in Section 2.06(2).

                  "Conversion Price" means $1,000 divided by the Conversion
Rate.

                  "Conversion Rate" has the meaning provided in Section 2.06(1).

                  "Defaulted Interest" has the meaning provided in Section 2.11(3)(b).

                  "Depositary" has the meaning provided in Section 3.01.

                  "Distributed Assets or Securities" has the meaning provided in
Section 2.07(3).

                  "Event of Default" has the meaning provided in Section 4.01.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  "Final Maturity" or "Final Maturity Date" shall be March 15, 2023.

                  A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than one of the Company's Subsidiaries); provided, however, that a transaction where the holders of more than 50% of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (c) Continuing Directors cease to constitute at least a majority of the Company's Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Sale Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the announcement thereof shall equal or exceed 105% of the Conversion Price per share of Common Stock in effect on each of those Trading Days or (II) at least 90% of the consideration (excluding Cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Notes become convertible into such Publicly Traded Securities (excluding Cash payments for fractional shares).

                  "Fundamental Change Purchase Date" has the meaning provided in
Section 2.03.

                  "Fundamental Change Purchase Notice" has the meaning provided in Section 2.03(2).

                  "Fundamental Change Purchase Price" has the meaning provided in Section 2.03.

                  "Global Securities" means with respect to the Notes issued hereunder, a global note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, all of the outstanding Notes or any portion thereof.

                  "Holder" has the meaning provided in the Recitals.

                  "Indenture" has the meaning provided in the Recitals.

                  "Interest Payment Date" has, with respect to any semiannual interest, the meaning specified in Section 2.09 of this Supplemental Indenture and, with respect to any contingent interest, the meaning specified in paragraph 5 of the Notes.

                  "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

                  "Market Price" means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination (if the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, Fundamental Change Purchase Date or date of determination, of any event requiring an adjustment of the Conversion Rate under this Supplemental Indenture.

                  "Notes" has the meaning provided in the Recitals.

                  "Principal", "Principal Amount" or "principal" of a debt security, including the Notes, means the principal of the security.

                  "Publicly Traded Securities" has the meaning provided in the definition of Fundamental Change in this Section 1.01.

                  "Purchase Date" has the meaning provided in Section 2.04(1).

                  "Purchase Notice" has the meaning provided in Section 2.04(1)(a).

                  "Purchase Price" has the meaning provided in paragraph 8 of the Notes.

                  "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

                  "Registration Rights Agreement" has the meaning provided in
Section 3.03.

                  "Regular Record Date" has the meaning provided in Section
2.09.

                  "Restricted Common Stock Legend" means the legend labeled as such, substantially in the form set forth in Exhibit B.

                  "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                  If the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

                  If the Common Stock is not so quoted, the Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

                  "Shelf Registration Statement" has the meaning specified in
Section 3.03.

                  "Special Record Date" has the meaning specified in Section 2.11(3)(b)(i).

                  "Specified Percentage" means 120% reduced by increments of 1/2% on each anniversary of the Issue Date, until such percentage reaches 110% on the Final Maturity Date.

                  "Stated Maturity" when used with respect to any Note or any installment of semiannual or contingent interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount of such Note or such installment of semiannual or contingent interest is due and payable.

                  "Subsidiary" means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner of which is the Company or any Subsidiary.

                  "Supplemental Indenture" has the meaning provided in the Recitals.

                  "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

                  "Trustee" means the person named as such in this Supplemental Indenture and, subject to the provisions of Article 6 of the Base Indenture, any successor to that person.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                                    ARTICLE 2

                                    THE NOTES

                  Section 2.01. Creation of Series; Establishment of Form. In accordance with Section 3.01 of the Base Indenture, there is hereby created a series of Securities under the Indenture entitled "4.50% Convertible Senior Notes Due 2023."

         (1) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

         (2) Subject to Section 3.01 of the Base Indenture and applicable law, the aggregate Principal Amount of the Notes which may be authenticated and delivered under this Supplemental Indenture is limited to $800,000,000.

         (3) The aggregate Principal Amount of the Notes shall be payable on the Final Maturity Date unless the Notes are earlier repaid or converted in accordance with this Supplemental Indenture. If any of the conditions allowing conversion of Notes by their Holder set forth in paragraph 10 of the Notes are met on the Final Maturity Date and the Sale Price of the Notes on the preceding Trading Day is greater than the Principal Amount, the Company may make payment of the Principal Amount and any accrued and unpaid interest (including contingent interest), on the next succeeding Business Day.

         (4) The Notes shall be issued at a Principal Amount of $1,000 per Note. Interest on the Notes is payable as provided in Sections 2.09 and 2.11 herein and paragraph 1 of the Notes. Contingent Interest is payable as provided in
Section 2.11 herein and paragraph 5 of the Notes.

         (5) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

         (6) The Notes shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

         (7) The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company shall enter into an appropriate agency agreement with any Agent not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Paying Agent, Conversion Agent, Security Registrar and/or agent for service of notices and demands, the Trustee shall act as such Paying Agent, Conversion Agent, Security Registrar or agent for service of notices and demands. The Company may remove any Paying Agent, Conversion Agent or Security Registrar upon written notice to such Paying Agent, Conversion Agent or Security Registrar and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Paying Agent, Conversion Agent or Security Registrar as evidenced by an appropriate agency agreement entered into by the Company and such successor and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Paying Agent, Conversion Agent or Security Registrar until the appointment of a successor Agent in accordance with clause
(i) of this proviso. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

         (8) Sections 10.09, 10.10 and 10.11 and Articles 12 and 13 of the Base Indenture shall have no force or effect in respect of, or application to, the Notes.

                  Section 2.02. Optional Redemption by the Company.

         (1) Right to Redeem; Notice to Trustee, Paying Agent and Holders. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraph 6 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify in writing the Trustee, Paying Agent and each Holder of Notes to be redeemed, as provided in Section 2.02(4).

         (2) Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in Principal Amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate. The Trustee will make such selection promptly following receipt of the notice of redemption from the Company provided pursuant to Section 2.02(4).

         (3) Selection of Notes to Be Redeemed. If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 2.02(3) shall affect the right of any Holder to convert any Notes pursuant to Sections 2.06, 2.07 and 2.08 before the termination of the conversion right with respect thereto.

         (4) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder's address as it appears on the Note register.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and the amount of interest (including contingent interest), if any, payable on the Redemption Date;

                  (c) the then current Conversion Rate;

                  (d) the name and address of the Paying Agent and the Conversion Agent;

                  (e) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that the Notes called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

                  (g) that Holders who wish to convert Notes must comply with the procedures in paragraph 10 of the Notes;

                  (h) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

                  (i) if fewer than all the outstanding Notes are to be redeemed, the certificate number and the Principal Amounts of the particular Notes to be redeemed; and

                  (j) the CUSIP and ISIN number or numbers for the Notes called for redemption.

                  At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense.

         (5) Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes that are converted in accordance with the provisions of Sections 2.06, 2.07 and 2.08. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price as defined in paragraph 6 of the Notes.

         (6) Sinking Fund. There shall be no sinking fund provided for the Notes.

         (7) Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid interest (including contingent interest) with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Sections 2.06, 2.07 and 2.08. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Redemption Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Section 2.03. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to March 15, 2008, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Notes on the date that is 35 Business Days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 2.05(4)) (the "Fundamental Change Purchase Date"). The Notes shall be repurchased in integral multiples of $1,000 of the Principal Amount. The Company shall purchase such Notes at a price (the "Fundamental Change Purchase Price") equal to the Principal Amount plus accrued and unpaid interest, including contingent interest, to the Fundamental Change Purchase Date. Notwithstanding anything herein to the contrary, the portion of the Fundamental Change Purchase Price that constitutes accrued and unpaid interest (including contingent interest) on the Notes, shall be paid in Cash. No Notes may be repurchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the purchase price of all such Notes).

         (1) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 2.05(1) hereof, on or before the 20th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

         (2) Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                  (a) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                  (b) the portion of the Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof;

                  (c) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Supplemental Indenture; and

                  (d) if the Company elects, pursuant to a Company Notice, to pay the Fundamental Change Purchase Price to be paid, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied prior to or on the Fundamental Change Purchase Date, as set forth herein, whether such Holder elects (x) to withdraw such Fundamental Change Purchase Notice as to some or all of the Notes to which such Fundamental Change Purchase Notice relates (stating the Principal Amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Fundamental Change Purchase Price for all Notes (or portions thereof) to which such Fundamental Change Purchase Notice relates. If a Holder, in such Holder's Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Fundamental Change Purchase Notice, the portion that remains subject to the Fundamental Change Purchase Notice), fails to indicate such Holder's choice with respect to the foregoing election, such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Fundamental Change Purchase Notice in the circumstances described in the preceding sentence.

         (3) Procedures. The Company shall purchase from a Holder, pursuant to this Section 2.03, Notes if the Principal Amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 2.03 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 2.03 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(2).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

                  On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) Cash or Common Stock sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to this Section 2.03. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Fundamental Change Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Fundamental Change Purchase Date. Subject to Section 2.07 herein and paragraph 5 of the Notes, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, Cash or Common Stock sufficient to pay the Fundamental Change Purchase Price of such Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including contingent interest) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes). If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

                  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all Cash or Common Stock held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the Cash and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all Cash or Common Stock held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the Cash or Common Stock delivered to the Trustee.

                  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

                  Section 2.04. Purchase of Notes at the Option of the Holder.

         (1) On each of March 15, 2008, March 15, 2013 and March 15, 2018 (each, a "Purchase Date"), at the applicable Purchase Price specified in paragraph 8 of the Notes, a Holder shall have the option to require the Company to purchase any outstanding Notes, upon:

                  (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

(i) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

(ii) the portion of the Principal Amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof;

(iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Supplemental Indenture; and

(iv) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of the March 15, 2013 or the March 15, 2018 Purchase Dates, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price (or portion thereof) in Common Stock are not satisfied prior to the close of business on the last Business Day prior to the relevant Purchase Date, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates (provided, that if a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the foregoing election, such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Purchase Notice under the foregoing circumstances); and

                  (b) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 2.04 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         (2) The Company shall purchase from a Holder, pursuant to this Section 2.04, Notes if the Principal Amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         (3) Any purchase by the Company contemplated pursuant to the provisions of this Section 2.04 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

         (4) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section
2.04 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(2).

         (5) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (6) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) Cash or Common Stock sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 2.04. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 2.07 herein and paragraph 5 of the Notes, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, Cash or Common Stock sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including contingent interest) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes). If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

         (7) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all Cash or Common Stock held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the Cash or Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all Cash or Common Stock held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the Cash or Common Stock delivered to the Trustee.

         (8) Notwithstanding anything herein to the contrary, the portion of the Purchase Price that constitutes accrued and unpaid interest (including contingent interest) on the Notes, shall be paid in Cash.

                  Section 2.05. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Notes at the Option of the Holder.

         (1) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Note register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 20th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

                  (a) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice and, to the extent known at the time of such notice, the amount of interest (including contingent interest), if any, that will be payable with respect to the Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

                  (b) the name and address of the Paying Agent and the Conversion Agent;

                  (c) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

                  (d) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

                  (e) that the Purchase Price or Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

                  (f) whether the Company will pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, in Cash, in Common Stock or in a combination thereof (specifying the percentages of each) and, if Common Stock is to be issued the method for calculating the Market Price of the Common Stock;

                  (g) the procedures the Holder must follow under Sections 2.03 or 2.04, as applicable, and Section 2.05;

                  (h) briefly, the conversion rights of the Notes;

                  (i) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including contingent interest) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

                  (j) the CUSIP or ISIN number of the Notes; and

                  (k) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

                  Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing Web site or through such other public medium as it may use at the time.

                  At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

         (2) Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 2.04(l) or Section 2.03(2), as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 2.04(l) or Section 2.03(2), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 2.04(l) or Section 2.03(2), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

                  (a) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

                  (b) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted; and

                  (c) the Principal Amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

                  There shall be no purchase of any Notes pursuant to Section
2.03 or Section 2.04 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         (3) Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Notes so surrendered which is not purchased or redeemed.

         (4) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Sections 2.03 or 2.04 hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 2.03 and 2.04 to be exercised in the time and in the manner specified in Sections 2.03 and 2.04.

         (5) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 2.03(3) or 2.04(6), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

         (6) Company's Right to Elect Manner of Payment of Purchase Price. Subject to Sections 2.03 and 2.04(8), the Company may elect with respect to the March 15, 2013 or the March 15, 2018 Purchase Dates, or with respect to any Fundamental Change Purchase Date, to pay the Purchase Price or Fundamental Change Purchase Price in respect of the Notes to be purchased pursuant to this Indenture as of such Purchase Date or Fundamental Change Purchase Date, (a) in U.S. legal tender ("Cash") or (b) Common Stock (by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock), or (c) in any combination of Cash and Common Stock, subject to the conditions set forth herein. The Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 2.05 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Notes, except (a) as provided herein with regard to the payment of Cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash.

         (7) Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

                  (a) the manner of payment selected by the Company;

                  (b) if the Company elects to pay the Purchase Price or Fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock pursuant to Section 2.05(6), that the conditions to such manner of payment set forth in Section 2.05(9) herein have been or shall be complied with; and

                  (c) whether the Company desires the Trustee to give the Company Notice required by Section 2.05(1) herein.

         (8) Fractional Shares. The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

         (9) Conditions to Exercise of Right to Issue Common Stock. The Company's right to exercise its election to purchase the Notes pursuant to
Section 2.03 or Section 2.04 herein through the issuance of shares of Common Stock shall be conditioned upon:

                  (a) the Company having given timely written notice in accordance with Section 2.05(1) herein of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                  (b) the Common Stock being traded on a national securities exchange or quoted on the NASDAQ National Market System at such time;

                  (c) (i) (A) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price under the Securities Act of 1933 or
(B) the issuance of the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act of 1933 and which will not result in such shares of Common Stock being deemed "restricted securities" as defined in Rule 144 under the Securities Act of 1933 or otherwise and (ii) the shares of Common Stock being registered under the Securities Exchange Act of 1934;

                  (d) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (e) the receipt by the Trustee of an Officers' Certificate (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (a), (b), (c) and (d) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (c) and (d) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the applicable Purchase Date or Fundamental Change Purchase Date. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 2.05(9) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date or Fundamental Change Purchase Date, and the Company elected to purchase the Notes to be purchased as of such Purchase Date or Fundamental Change Purchase Date pursuant to Section
2.03 or Section 2.04 herein through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price in respect of such Notes of such Holder or Holders in Cash. The Company shall not change the form or components or percentages of components of consideration to be paid for the Notes once it has given the Company Notice, except as described in the previous sentence.

         (10) Public Notice. Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount of the Notes shall receive, the Company shall publish such determination in a newspaper of general circulation in The City of New York or on the Company's then existing Web site or through such other public medium as the Company may use at that time.

                  Section 2.06. Conversion of Notes.

         (1) Right to Convert. A Holder may convert its Notes for Common Stock at any time during which the conditions stated in paragraph 10 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 Principal Amount (the "Conversion Rate") shall be that set forth in paragraph 10 in the Notes, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount of Notes if the portion is $1,000 or a multiple of $1,000.

         (2) Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in paragraph 10 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 2.06(3). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

                  No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
Section 2.07 or as otherwise provided in this Indenture.

                  On conversion of Notes, that portion of accrued interest including accrued contingent interest with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Notes being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid contingent interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Principal Amount of the Notes being converted pursuant to the provisions hereof.

                  If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount to the unconverted portion of the Note surrendered.

                  If the last day on which Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

         (3) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

         (4) Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

         (5) Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  Section 2.07. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (1) In case the Company shall (a) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on its Common Stock;
(b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine its outstanding Common Stock into a smaller number of shares; or (d) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the effective date for the adjustment pursuant to this Section 2.07(1), as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such effective date. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 2.07(1) shall become effective immediately after the applicable Record Date in the case of a dividend and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock.

         (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such Record Date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (3) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 2.07(2) hereof) (any of the foregoing hereinafter in this Section 2.07(3) called the "Distributed Assets or Securities") in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.07(3) has been made, exceeds 15% of the product of the Market Price on the Trading Day immediately preceding the declaration of such distribution and the number of shares of Common Stock outstanding on such date, then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date mentioned below by a fraction of which the numerator shall be the Market Price per share of the Common Stock on such Record Date, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the Fair Market Value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution; provided, however, that no adjustment will be made in respect of any such dividends and distributions that result in the payment of any contingent interest to the Holders; provided, further, that, if (a) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Record Date or (b) the Market Price of the Common Stock on the Record Date is greater than the Fair Market Value of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights, warrants or options the Holder would have received had such Holder converted such Notes immediately prior to such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

         (4) Notwithstanding the foregoing provisions of Section 2.07(2) or (3), no adjustment shall be made thereunder for any distribution described therein if the Company makes proper provision so that each Holder who converts its Notes (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of assets or securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such Notes for Common Stock; provided that, with respect to any Distributed Assets or Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Assets or Securities receivable upon conversion of such Notes would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Notes.

         (5) Upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under any future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). No adjustment pursuant to this Section
2.07 shall be made in connection with such stockholder rights plans.

         (6) For purposes of this Section 2.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  Section 2.08. Miscellaneous Provisions Relating to Conversion

         (1) Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 2.07, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 2.06, 2.07 and this Section 2.08 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         (2) When No Adjustment Required. No adjustment to the Conversion Price need be made:

                  (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                  (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                  (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

                  (d) for a change in the par value or no par value of the Common Stock; or

                  (e) for accrued and unpaid interest (including contingent interest).

         To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment shall be made thereafter as to the cash, assets, property or such securities. Interest shall not accrue on such cash.

         (3) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         (4) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.07, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         (5) Notice to Holders Prior to Certain Actions. In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.07;

                  (b) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

                  (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         (6) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.08(6).

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

                  If this Section 2.08(6) applies to any event or occurrence,
Section 2.07 shall not apply.

         (7) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article 6 of the Base Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 2.08(6) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 2.08(6) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         (8) Simultaneous Adjustments. In the event that Section 2.07 requires adjustments to the Conversion Rate under more than one of Sections 2.07(l), (2) or (3), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 2.07(3), second, the provisions of
Section 2.07(l), and third, the provisions of Section 2.07(2).

         (9) Successive Adjustments. After an adjustment to the Conversion Rate under Section 2.07, any subsequent event requiring an adjustment under Section
2.07 shall cause an adjustment to the Conversion Rate as so adjusted.

         (10) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 2.07 or 2.08, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Section 2.07 and 2.08 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         (11) Restriction on Common Stock Issuable Upon Conversion. (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 2.08(11)(c).

                  (b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

                  (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act of 1933, may include an opinion of counsel pursuant to the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act of 1933 and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act of 1933. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                  Section 2.09. Interest

         The Notes shall bear interest at a rate of 4.50% per year on the Principal Amount hereof, from March 13, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2003 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on March 1 and September 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes also provide for payment of contingent interest in certain circumstances as specified in paragraph 5 of the Notes.

         Interest on Notes converted after the close of business on a Regular Record Date, but prior to the opening of business on the corresponding Interest Payment Date, will be paid to the Holder of such Notes on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such Interest Payment Date. No such payment by the Holder need be made with respect to Notes in respect of which a Redemption Date has been declared that falls within this period or on such Interest Payment Date.

                  Section 2.10. Tax Treatment of Notes

         The Company agrees, and by purchasing a beneficial ownership interest in the Notes each Holder, and any person (including an entity) that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have agreed (i) for United States federal income tax purposes to treat the Notes as indebtedness of the Company that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations"), (ii) for all tax purposes to treat the Notes as indebtedness of the Company, (iii) for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment,
(iv) to be bound by the Company's determination that the Notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Notes, and (v) to be bound by the Company's projected payment schedule with respect to the Notes. The provisions of this Supplemental Indenture shall be interpreted to further this intention and agreement of the parties. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 8.75% per annum, compounded semiannually. A Holder of Notes may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule (which schedule is attached as Exhibit D) by telephoning the Company's Investor Relations Department at (212) 399-8000 or submitting a written request to: The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York, 10020, Attn: Susan V. Watson.

                  Section 2.11. Payment of Principal or Interest

         (1) Paying Agent To Hold Money in Trust. Prior to 10:00 a.m. (New York City time) on any applicable payment date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay principal, if applicable, or semiannual or contingent interest, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest (including contingent interest) on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         (2) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         (3) Payment of Interest; Interest Rights Preserved. (a) Semiannual or contingent interest on any Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Notes are registered at the close of business on the Regular Record Date or Contingent Interest Record Date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual or contingent interest on any Notes shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, semiannual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co., for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

                  (b) Except as otherwise specified with respect to the Notes, any semiannual or contingent interest on any Notes that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 and paragraph 5 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or Contingent Interest Record Date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special Record Date"), which shall be fixed in the following manner:
         The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on Notes and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee and Paying Agent), and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears on the list of Holders maintained pursuant to this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
         (ii).

(ii) Alternatively, the Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Paying Agent.

                  Subject to the foregoing provisions of this Section 2.11 and
Section 3.05 of the Base Indenture, Notes delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Notes shall carry the rights to semiannual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other Notes.

                                    ARTICLE 3

                                GLOBAL SECURITIES

                  Section 3.01. Form. The Notes shall initially be issued in the form of one or more Global Securities, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities which (1) shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, the outstanding Notes to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee or Authenticating Agent, (2) shall be registered in the name of Cede & Co., as nominee of The Depositary Trust Company (the "Depositary"), (3) shall be delivered by the Trustee or the Authentication Agent to the Depositary or pursuant to the Depositary's instruction and (4) shall bear a global securities legend substantially to the following effect:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY

and shall bear a restricted securities legend (a "Restricted Securities Legend") substantially to the following effect:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES
                  ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                  Interests in the Global Securities shall be issued only in denominations of $1,000 or integral multiples thereof.

                  Section 3.02. Transfer. Notwithstanding any other provisions herein but subject to the provisions of Section 3.03 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Notes, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05 of the Base Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

                  Section 3.03. Restricted Securities Legend. Except in connection with a shelf registration statement ("Shelf Registration Statement") contemplated by and in accordance with the terms of the Registration Rights Agreement by and between the Company and the initial purchasers of the Notes as set forth in such agreement, dated as of March 13, 2003 (the "Registration Rights Agreement"), if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Notes, the Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act of 1933, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act of 1933 and that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act of 1933. Upon provision to the Company of such reasonably satisfactory evidence, the Trustee or Authenticating Agent, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the legend.

                  Section 3.04. Individual Notes. (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange for such Global Security, shall authenticate and deliver, individual Notes in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security in exchange for such Global Security.

         (2) The Company may at any time and in its sole discretion determine that the Notes or portions thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Security, shall authenticate and deliver individual Notes in definitive form in an aggregate Principal Amount equal to the Principal Amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

         (3) If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Notes in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, without service-charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in an aggregate Principal Amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount of the surrendered Global Security and the aggregate Principal Amount of Notes delivered to the Holders thereof.

         (4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Principal Amount of a Global Security for individual Notes, such Global Security shall be canceled by the Trustee or the Security Registrar. Except as provided in the preceding paragraph, Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.



                                    ARTICLE 4

                                    REMEDIES

                  Section 4.01. Additional Events of Default. Any Event of Default set forth in Section 5.01 of the Base Indenture, other than those contained in clauses (1)-(3) thereof, which shall not apply to the Notes, and any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) a default by the Company in the payment of any Principal Amount or accrued and unpaid interest at maturity, Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Notes when such amount becomes due and payable; or

         (2) failure by the Company to pay "Additional Amounts" (as defined in the Registration Rights Agreement) or a default by the Company in the payment of any interest or contingent interest, which failure or default, in either case, continues for 30 days.

         The Indenture is hereby amended, with respect to the Notes only, by replacing the words, "other than the Securities of such series" with the words "other than the 4.50% Convertible Senior Notes Due 2023" in paragraph (5) of
Section 5.01 and by inserting the phrase "or stayed" after the word "dismissed" in clause (ii) of paragraph (7) of Section 5.01.

                  Section 4.02. Acceleration of Maturity; Rescission and Annulment. The portion of the Principal Amount of the Notes that shall become due and payable pursuant to any acceleration under Section 5.02 of the Base Indenture is the Principal Amount plus accrued and unpaid interest (including contingent interest) through the date of such acceleration. If an Event of Default specified in Section 5.01(6) or (7) of the Base Indenture occurs and is continuing, the Principal Amount of all of the Notes plus accrued and unpaid interest (including contingent interest) to the date of the occurrence of the bankruptcy or insolvency, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                                   ARTICLE 5

                       DISCHARGE OF SUPPLEMENTAL INDENTURE

                  Section 5.01. Discharge of Supplemental Indenture. When (1) the Company shall deliver to the Security Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Security Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Security Registrar for cancellation or (b) become due and payable on the Purchase Date, Fundamental Change Purchase Date, Final Maturity Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash or shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Security Registrar for cancellation, including the Principal Amount and interest (including contingent interest, if any) accrued and unpaid to such Final Maturity Date, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes;
(ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including contingent interest, if any) with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and
(iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar under the Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by
Section 5.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar in connection with the Indenture with respect to the Notes or the Notes. Section 4.01 of the Base Indenture is replaced in its entirety by this Section 5.01.

                  Section 5.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 4.02 of the Base Indenture by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the Notes and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 4.02 of the Base Indenture; provided, however, that if the Company makes any payment of Principal Amount or interest (including contingent interest), if any, of any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 5.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 5.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each certificate or Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                   ARTICLE 6

                      WAIVER, MODIFICATIONS AND AMENDMENTS

                  Section 6.01. Waiver. The Holders of a majority in Principal Amount of the outstanding Notes may waive any past default under the Indenture or the Notes, except (1) a default by the Company in the payment of any Principal Amount or accrued and unpaid interest at maturity, Redemption Price, Purchase Price or Fundamental Change Purchase Price due with respect to any Notes when such amount becomes due and payable; (2) failure by the Company to pay "Additional Amounts" (as defined in the Registration Rights Agreement) or a default by the Company in the payment of any interest or contingent interest, which failure or default, in either case, continues for 30 days; (3) a Default with respect to any provision of the Indenture that cannot be amended without the consent of the Holder of each affected Note or (4) a Default which constitutes a failure to convert any Notes in accordance with their terms and the terms of this Indenture.

                  Section 6.02. Amendments. Supplemental indentures modifying the Indenture and the terms of the Notes may be entered into as set forth in
Article 9 of the Base Indenture (except that the reference in Section 9.02 of the Base Indenture to Section 10.11 of the Base Indenture shall not apply to the Notes), provided that the Company and the Trustee may not, without the consent of each Holder of Notes affected thereby, modify or amend the Indenture or the Notes to:

         (1) Reduce the Principal Amount, or extend the Stated Maturity, of any Notes;

         (2) Reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Notes;

         (3) Make any change that adversely affects the right to convert any Notes;

         (4) Except as otherwise provided in this Indenture or in the offering memorandum relating to the Notes, alter the manner or rate of accrual of Interest on any Notes or extend the time for payment of interest on any Notes;

         (5) Reduce the amount of Principal payable upon acceleration of maturity;

         (6) Reduce the percentage in Principal Amount of affected Notes the consent of whose Holders is required for amendment of this Indenture or for waiver of compliance with some provisions of this Indenture or for waiver of some defaults under this Indenture;

         (7) Change the Company's obligation with respect to the redemption provisions of this Indenture (including Article 11 of the Base Indenture and Section 2.02 hereof) in a manner adverse to the Holders; or

         (8) Modify the provisions relating to waiver of defaults under this Indenture (including Section 5.13 of the Base Indenture and Section 6.01 hereof) or any of the provisions relating to amendment of this Indenture (including
Article 9 of the Base Indenture and this Section) except to increase the percentage required for consent or to provide that some other provisions of this Indenture may not be modified or waived.



                                    ARTICLE 7

                                     RANKING

                  Section 7.01. Senior in Right of Payment. The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior indebtedness of the Company.

                                    ARTICLE 8

                                  MISCELLANEOUS

                  Section 8.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Base
Indenture with respect to the Notes only.

                  Section 8.02. Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

                  Section 8.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 8.04. Governing Law. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

                  Section 8.05. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

                  Section 8.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 8.07. Severability of Provisions. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.

                  Section 8.08. Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

                  Section 8.09. Benefit of Indenture. Nothing in the Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Conversion Agent, any Paying Agent, and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  Section 8.10. Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                       By: /s/ Steven Berns
                                           -------------------------------------

                                           Name:  Steven Berns
                                           Title: Vice President and Treasurer


[SEAL]

Attest:


/s/ Nicholas J. Camera
----------------------

Name:  Nicholas J. Camera
Title: Senior Vice President, General Counsel and Secretary



                                       THE BANK OF NEW YORK
                                                as Trustee

                                       By: /s/ Kisha Holder
                                           -------------------------------------

                                           Name:  Kisha A. Holder
                                           Title: Assistant Treasurer

                                                                       EXHIBIT A


                        [FORM OF FACE OF GLOBAL SECURITY]

THE ISSUE DATE OF THIS SECURITY IS MARCH 13, 2003.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 2.10 OF THE SUPPLEMENTAL INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CONTINGENT DEBT REGULATIONS"), AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THE NOTES. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 8.75% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE SUPPLEMENTAL INDENTURE AS EXHIBIT D. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE INTERPUBLIC GROUP OF COMPANIES, INC.'S INVESTOR RELATIONS DEPARTMENT AT (212) 399-8000 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: THE INTERPUBLIC GROUP OF COMPANIES, INC., 1271 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020, ATTN: SUSAN V. WATSON.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2023

No. __________                                               CUSIP:  460690 AS 9
Issue Date:
Principal Amount: $1,000



                  The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), promises to pay to __________ or registered assigns, on March 15, 2023 the Principal Amount of __________ Dollars ($__________).

                  This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                       By:
                                            ------------------------------------
                                            Title:



                                       Attest:

                                       By:
                                            ------------------------------------
                                            Title:


[SEAL]

Dated:         , 2003

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the Notes
described in the within-
mentioned Indenture and
Supplemental Indenture.

THE BANK OF NEW YORK, as Trustee

By:
     ------------------------------------------------
                  Authorized Signatory

                    [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2023

1.       INTEREST

         This Note shall bear interest at a rate of 4.50% per year on the Principal hereof, from March 13, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2003 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on March 1 and September 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Interest on Notes converted after the close of business on a Regular Record Date, but prior to the opening of business on the corresponding Interest Payment Date, will be paid to the Holder on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such Interest Payment Date. No such payment need be made with respect to Notes in respect of which a Redemption Date has been declared that falls within such period or on such Interest Payment Date.

         If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 8 hereof or upon the Final Maturity of this Note) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 5 or 11 hereof, then in each such case the overdue amount shall bear interest at the rate of 4.50% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2. METHOD OF PAYMENT

         Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay, at the office of the Paying Agent, cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money mailed to the Holder's registered address or, with respect to Global Securities, by wire transfer.

3. PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

4. INDENTURE

         The Company issued the Notes under a Senior Debt Indenture, dated as of October 20, 2000 (the "Base Indenture"), as supplemented by the Third Supplemental Indenture thereto, dated as of March 13, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

         The Notes are general unsecured obligations of the Company limited to $800,000,000 aggregate Principal Amount.

5. CONTINGENT INTEREST

         Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders if the Company pays Cash Dividends on its Common Stock at any time on or after March 13, 2003.

         The amount of contingent interest payable on $1,000 Principal Amount of Notes shall be 100% of the Cash Dividends paid by the Company per share of Common Stock multiplied by the number of shares of Common Stock into which $1,000 Principal Amount hereof is convertible pursuant to paragraph 10 hereof as of the accrual date for such contingent interest. Contingent interest shall only be paid in cash.

         Contingent interest, if any, will accrue and be payable to Holders at the close of business on the record date for the related Cash Dividend (the "Contingent Interest Record Date"). Such payments shall be made on the payment date of the related Cash Dividend (such date, an "Interest Payment Date" with respect to contingent interest).

          "Cash Dividends" means regular, fixed, annual, quarterly or other periodic cash dividends as declared by the Company's Board of Directors as part of the Company's dividend payment practice or stated cash dividend policy, whether publicly announced or not, and do not include any other dividends or distributions (such as any dividends designated by the Company's Board of Directors as extraordinary, special or otherwise nonrecurring).

         Upon determination that Holders will be entitled to receive contingent interest which may become payable, the Company shall publish a notice containing such information in a newspaper of general circulation in the City of New York or publish such information on its then existing Web site or through such other public medium as the Company shall determine.

6. REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Notes. The Notes are redeemable in whole, or in part, at any time at the option of the Company at a redemption price ("Redemption Price") equal to the Principal Amount of the Notes to be redeemed plus any accrued and unpaid interest (including any contingent interest) to the Redemption Date, provided that the Notes are not redeemable prior to March 15, 2008.

7. NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including contingent interest), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000 Principal Amount.

8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on March 15, 2008, March 15, 2013 and March 15, 2018 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to the Principal Amount of the Notes to be purchased plus any accrued and unpaid interest (including contingent interest) to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash for any Notes to be purchased as of the Purchase Date occurring on March 15, 2008. With respect to the March 15, 2013 and March 15, 2018 Purchase Dates, the Purchase Price may be paid by the Company, at its option, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof as set forth in the Indenture, provided that the Company will pay accrued and unpaid interest (including contingent interest) in Cash.

         Notes in denominations larger than $1,000 Principal Amount may be purchased in part, but only in integral multiples of $1,000 Principal Amount.

         (b) If a Fundamental Change shall occur at any time prior to March 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 Business Days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the Principal Amount of Notes purchased plus accrued and unpaid interest, including contingent interest, to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company, at its option, in cash, by the issuance and delivery of shares of Common Stock of the Company or a combination thereof, as set forth in the Indenture, provided that the Company will pay accrued and unpaid interest (including contingent interest) in Cash.

         (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         (d) If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including contingent interest), if any, shall cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such
Note).

9. RANKING

         The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior indebtedness of the Company. The Notes are not guaranteed.

10. CONVERSION

         Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock of the Company at any time on or before the close of business on March 15, 2023 if at least one of the following conditions is satisfied on the Conversion Date:

         (a) the average of the Sale Prices for the Common Stock for the 20 Trading Days immediately prior to the Conversion Date equals or exceeds the amount equal to the Specified Percentage on such date multiplied by $1,000, divided by the Conversion Rate;

         (b) the credit ratings assigned to the Notes by any two of Moody's Investors Service, Inc., Standard & Poor's Ratings Services or Fitch Ratings are lower than Ba2, BB and BB, respectively;

         (c) the Notes no longer are assigned credit ratings by at least two of Moody's Investors Services, Inc., Standard & Poor's Ratings Services or Fitch Ratings;

         (d) the Notes have been called for redemption by the Company, in which case a Holder may convert Notes into Common Stock at any time prior to the close of business on the Business Day prior to the Redemption Date;

         (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

         (f) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price at the time of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. The ex-dividend date is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

         Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Sections
2.03 or 2.04 may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 80.5153 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

         Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Holders of Notes at the close of business on a Contingent Interest Record Date will receive payment of contingent interest payable on the corresponding Interest Payment Date for such contingent interest notwithstanding the conversion of such Notes at any time after the close of business on such Contingent Interest Record Date. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except for Notes in respect of which a Redemption Date has been declared that falls within this period or on such Interest Payment Date) must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes. If the Company is required to pay contingent interest, Notes surrendered for conversion during the period from the close of business on the Contingent Interest Record Date for such contingent interest to the opening of business on the Interest Payment Date for such contingent interest (except for Notes in respect of which a Redemption Date has been declared that falls within this period or on such Interest Payment Date for such contingent interest) must be accompanied by payment of an amount equal to such contingent interest that the Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest or contingent interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of the Notes only if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the Notes, that portion of accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date and accrued and unpaid contingent interest with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid contingent interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Principal Amount of the Notes being converted pursuant to the provisions hereof.

11. DEFAULTED INTEREST

         Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.11(3)(b) of the Supplemental Indenture.

12. DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 Principal Amount and multiplies of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

13. PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

14. UNCLAIMED MONEY OR PROPERTY

         The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15. AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 9.01 of the Base Indenture.

16. DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Principal Amount and any accrued and unpaid interest (including contingent interest), of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

         Events of Default in respect of the Notes are set forth in Section 4.01 of the Supplemental Indenture and Section 5.01 of the Base Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives satisfactory indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment on any Notes) if it determines that withholding notice is in their interests.

17. CONSOLIDATION, MERGER, AND SALE OF ASSETS

         In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of Company's property or assets as described in Section 8.01 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

18. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

         The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

19. CALCULATIONS IN RESPECT OF THE NOTES

         The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the market prices for the Common Stock, accrued interest payable on the Notes and Conversion Price of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

20. NO RECOURSE AGAINST OTHERS

         A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

21. AUTHENTICATION

         This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

22. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23. GOVERNING LAW

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

                            FORM OF CONVERSION NOTICE

To: The Interpublic Group of Companies, Inc.

         The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, for shares of Common Stock of The Interpublic Group of Companies, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:


                                              ----------------------------------

                                              ----------------------------------
                                                          Signature(s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                                       Signature Guarantee

Fill in for registration of shares if
to be delivered, and Notes if to be
issued other than to and in the
name of registered holder:

________________________________
(Name)                                         Principal Amount to be purchased
                                               (if less than all):

________________________________
(Street Address)                               $__,000


________________________________
(City, state and zip code)                     Social Security or Other Taxpayer
Please print name and address                  Number

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  The Interpublic Group of Companies, Inc.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from The Interpublic Group of Companies, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount or a integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check or common stock of the Company, as applicable, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                              ----------------------------------

                                              ----------------------------------
                                                          Signature(s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                                       Signature Guarantee


Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

_______________________________
(Name)

_______________________________
(Street Address)

_______________________________
(City, state and zip code)
Please print name and address

                                                Principal Amount to be purchased
                                                (if less than all):  $____,000

If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied, I elect [check one]:

         __to withdraw this Fundamental Change Purchase Notice as to the Notes to which this Fundamental Change Purchase Notice relates in the Principal Amount of $_____, 000, with certificate numbers _____, or

         __ to receive Cash in respect of the entire Fundamental Change Purchase Price for all Notes (or portions thereof) to which this Fundamental Change Purchase Notice relates.

                                               Social Security or Other Taxpayer
                                               Number

                             FORM OF PURCHASE NOTICE

To:  The Interpublic Group of Companies, Inc.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from The Interpublic Group of Companies, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount or a integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check or common stock of the Company, as applicable, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                              ----------------------------------
                                                          Signature(s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                                       Signature Guarantee

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

________________________________________
(Name)

________________________________________
(Street Address)


________________________________________
(City, state and zip code)
Please print name and address

                                               Principal Amount to be purchased
                                               (if less than all):  $____,000

If the Company has elected to pay the Purchase Price, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied, I elect [check one]:

         __to withdraw this Purchase Notice as to the Notes to which this Purchase Notice relates in the Principal Amount of $____, 000, with certificate numbers _______, or

         __ to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which this Purchase Notice relates.

                                               Social Security or Other Taxpayer
                                                Number

                                 ASSIGNMENT FORM

         For value received ____________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                              ----------------------------------
                                                          Signature(s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                                       Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                     FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                                                                       EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

    (Transfers pursuant to Section 2.08(11)(b) of the Supplemental Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

                  Re: The Interpublic Group of Companies, Inc. 4.50% Convertible Senior Notes Due 2023 (the "Notes")

                  Reference is hereby made to the Senior Debt Indenture, dated as of October 20, 2000, as supplemented by the Third Supplemental Indenture thereto, dated as of March 13, 2003, between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

                  In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

                  CHECK ONE BOX BELOW

                  (1)  [ ]          to the Company; or

                  (2)  [ ]          pursuant to and in compliance with
                                    Regulation S under the Securities Act of
                                    1933 in off-shore transactions to non-U.S.
                                    Persons; or

                  (3)  [ ]          pursuant to an exemption from registration
                                    under the Securities Act of 1933 provided by Rule 144 thereunder.

                  Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                          [Name of Transferor],


                                                          By
                                                               Name:
                                                               Title:


Dated:

                                                                       EXHIBIT D

                           PROJECTED PAYMENT SCHEDULE*

       Semi-Annual Period Ending               Projected Payment Per Note
--------------------------------------------------------------------------------
September 15, 2003                             $22.75
--------------------------------------------------------------------------------
March 15, 2004                                 $22.50
--------------------------------------------------------------------------------
September 15, 2004                             $25.72
--------------------------------------------------------------------------------
March 15, 2005                                 $25.72
--------------------------------------------------------------------------------
September 15, 2005                             $25.72
--------------------------------------------------------------------------------
March 15, 2006                                 $26.04
--------------------------------------------------------------------------------
September 15, 2006                             $26.04
--------------------------------------------------------------------------------
March 15, 2007                                 $26.04
--------------------------------------------------------------------------------
September 15, 2007                             $26.40
--------------------------------------------------------------------------------
March 15, 2008                                 $26.40
--------------------------------------------------------------------------------
September 15, 2008                             $26.40
--------------------------------------------------------------------------------
March 15, 2009                                 $26.79
--------------------------------------------------------------------------------
September 15, 2009                             $26.79
--------------------------------------------------------------------------------
March 15, 2010                                 $26.79
--------------------------------------------------------------------------------
September 15, 2010                             $27.22
--------------------------------------------------------------------------------
March 15, 2011                                 $27.22
--------------------------------------------------------------------------------
September 15, 2011                             $27.22
--------------------------------------------------------------------------------
March 15, 2012                                 $27.69
--------------------------------------------------------------------------------
September 15, 2012                             $27.69
--------------------------------------------------------------------------------
March 15, 2013                                 $27.69
--------------------------------------------------------------------------------
September 15, 2013                             $28.21
--------------------------------------------------------------------------------
March 15, 2014                                 $28.21
--------------------------------------------------------------------------------
September 15, 2014                             $28.21
--------------------------------------------------------------------------------
March 15, 2015                                 $28.78
--------------------------------------------------------------------------------
September 15, 2015                             $28.78
--------------------------------------------------------------------------------
March 15, 2016                                 $28.78
--------------------------------------------------------------------------------
September 15, 2016                             $29.40
--------------------------------------------------------------------------------
March 15, 2017                                 $29.40
--------------------------------------------------------------------------------
September 15, 2017                             $29.40
--------------------------------------------------------------------------------
March 15, 2018                                 $30.09
--------------------------------------------------------------------------------
September 15, 2018                             $30.09
--------------------------------------------------------------------------------
March 15, 2019                                 $30.09
--------------------------------------------------------------------------------
September 15, 2019                             $30.85
--------------------------------------------------------------------------------
March 15, 2020                                 $30.85
--------------------------------------------------------------------------------
September 15, 2020                             $30.85
--------------------------------------------------------------------------------
March 15, 2021                                 $31.69
--------------------------------------------------------------------------------
September 15, 2021                             $31.69
--------------------------------------------------------------------------------
March 15, 2022                                 $31.69
--------------------------------------------------------------------------------
September 15, 2022                             $32.61
--------------------------------------------------------------------------------
March 15, 2023                                 $2,763.32
--------------------------------------------------------------------------------


* The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the notes.